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                                                                     EXHIBIT 3.5

                            THIRD AMENDMENT TO BYLAWS
                                       OF
                                YOUCENTRIC, INC.

         The Bylaws of YOUcentric, Inc., a North Carolina corporation (the "Corporation"), are amended to add the following Section 14:

                  "SECTION 14: NORTH CAROLINA SHAREHOLDER PROTECTION ACT AND CONTROL SHARE ACQUISITION ACT.

                  The provisions of Article 9 and Article 9A of the North Carolina Business Corporation Act entitled "The North Carolina Shareholder Protection Act" and the "The North Carolina Control Share Acquisition Act," respectively, shall not be applicable to the Corporation."

         THIS IS TO CERTIFY that the above amendment to the Bylaws of the Corporation was duly adopted by the Board of Directors of the Corporation on August 9, 2000.

                                        YOUCENTRIC, INC.


                                        By:      /s/ J. Blount Swain
                                           -------------------------------------
                                           Name:      J. Blount Swain
                                           Title:     Chief Financial Officer